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                                  EXHIBIT 23(d)




We consent to the inclusion in this Registration Statement of ATC Environmental Inc. on Form S-4, File No. 33-88380, of our fairness opinion dated December 20, 1994 and as supplemented under date of March 8, 1995 appearing in the Prospectus and Exhibits of this Registration Statement and to the use of our name as it appears under the caption "Independent Fairness Opinion" and elsewhere in the Prospectus.




Woodbury, New York
May 15, 1995                  ROYCE INVESTMENT GROUP, INC.


                              By:/s/ John D. Higgins
                                 -----------------------------
                                 John D. Higgins
                                 Senior Vice President/
                                 Director of Corporate Finance